UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2011

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of Principal Executive Offices) (Zip Code)

(714) 238-1488

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Multi-Fineline Electronix, Inc. (the “Company”) held its Annual Meeting of Stockholders on March 9, 2011. The stockholders considered five proposals, each of which is described in more detail in the Company’s definitive proxy statement dated January 20, 2011.

Proposal 1: Election of Directors:

Director	For	Withheld	Broker Non-Votes
Kheng Joo Khaw	21,857,144	348,989	1,142,576
Linda Yuen Ching Lim Ph.D.	21,409,159	796,974	1,142,576
Sam Yau	21,769,956	436,177	1,142,576

All of the foregoing candidates were elected and each received affirmative votes not only from more than a majority of the shares voting, but also from a majority of the outstanding shares.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
23,205,575	140,847	2,287	0

The foregoing proposal was approved.

Proposal 3: Approval of Amendment and Restatement to the Amended and Restated 2004 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
20,651,943	1,430,023	124,167	1,142,576

The foregoing proposal was approved.

Proposal 4: Non-Binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officer Compensation Practices:

For	Against	Abstain	Broker Non-Votes
21,871,018	210,303	124,812	1,142,576

The foregoing proposal was approved.

Proposal 5: Non-Binding Advisory Vote on the Desired Frequency of the Non-Binding Advisory Vote to Approve the Company’s Named Executive Officer Compensation Practices:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
20,990,614	5,023	1,083,155	127,341	1,142,576

The foregoing proposal received a majority of votes for “One Year.”

Item 8.01	Other Events

On March 14, 2011, the Company issued a news release announcing the appointment of Philippe Lemaitre as Chairman of the Board and the election of a new independent director, Kheng-Joo Khaw. A copy of the news release is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	News release dated March 14, 2011, announcing the appointment of Philippe Lemaitre as Chairman of the Board and the election of a new independent director, Kheng-Joo Khaw.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Fineline Electronix, Inc.,
a Delaware corporation

Date: March 14, 2011

	By:	/s/ Reza Meshgin
Reza Meshgin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release dated March 14, 2011, announcing the appointment of Philippe Lemaitre as Chairman of the Board and the election of a new independent director, Kheng-Joo Khaw.